UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38624	16-1603202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 Mount Hope Avenue, Rochester, New York		14620
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 271-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VCNX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On October 3, 2023, Vaccinex, Inc. (the “Company”) sold in a public offering an aggregate of 9,600,000 common share equivalents together with accompanying common stock warrants (“Common Warrants”), comprised of (i) 7,600,000 shares (“Shares”) of the Company’s common stock (“Common Stock”) together with Common Warrants to purchase up to 7,600,000 shares of Common Stock (“Warrant Shares”) and (ii) in lieu of Shares, pre-funded warrants (“Pre-Funded Warrants” and together with the Common Warrants, the “Warrants”) to purchase up to 2,000,000 Warrant Shares together with Common Warrants to purchase up to 2,000,000 Warrant Shares (the “Offering”). The Shares and accompanying Common Warrants were sold at a combined public offering price of $1.00 per Share and accompanying Common Warrant, and the Pre-Funded Warrants and accompanying Common Warrants were sold at a combined public offering price of $0.999 per Pre-Funded Warrant and accompanying Common Warrant. The Offering was made pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-274520), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 28, 2023. In connection with the Offering, on September 28, 2023, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with some of the purchasers in the Offering.

FCMI Parent Co., an entity controlled by Albert D. Friedberg, chairman of the Company’s board of directors (the “Board”), purchased 3,000,000 Shares and accompanying Common Warrants in the Offering for a purchase price of $3.0 million and Maurice Zauderer, the Company’s President, Chief Executive Officer, and a member of the Board (FCMI Parent Co. and Dr. Zauderer, together, the “Related Parties”), purchased 500,000 Shares and accompanying Common Warrants in the Offering for a purchase price of $500,000.

Each Pre-Funded Warrant sold in the Offering has an initial exercise price equal to $0.0001 per share, and each Common Warrant has an initial exercise price equal to $1.00 per share. The Warrants were immediately exercisable. The Pre-Funded Warrants may be exercised at any time until they are exercised in full, and the Common Warrants will expire five years from the date of issuance. No Warrant holder (together with its affiliates) may exercise any portion of its Warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding Common Stock immediately after exercise (the “Beneficial Ownership Limitation”), except that (i) upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the Beneficial Ownership Limitation to a percentage not to exceed 9.99%, (ii) Dr. Zauderer is not subject to the Beneficial Ownership Limitation, and (iii) the Beneficial Ownership Limitation with respect to FCMI Parent Co. is 39.99%.

The Company has the right to “call” any portion of a holder’s Common Warrants by delivering a call notice to the holder within 30 days after Company publicly announces an increase in pepinemab-treated patients relative to placebo-treated patients, with statistical significance having a p-value of less than or equal to 0.05, in the change of the FDG-PET standard uptake value ratio for brain metabolism between baseline and month 18 as assessed by [18F]fluorodeoxyglucose (FDG)-PET in the resting state following administration of 40 mg/kg pepinemab or placebo, as applicable, as described in the protocol for the Company’s SIGNAL-AD Alzheimer’s disease study. After delivery of a call notice, the Common Warrants will continue to be exercisable. Each Common Warrant will be canceled and no longer exercisable to the extent the holder fails to timely exercise the Common Warrant for the called portion thereof within 20 trading days following the Company’s issuance of a call notice.

The net proceeds to the Company from the Offering are expected to be approximately $8.7 million after deducting placement agent fees and other estimated offering expenses, but excluding the proceeds, if any, from the exercise of Warrants issued in the Offering. The Company intends to use the net proceeds from the Offering to fund the ongoing development and clinical trials of its lead drug candidate, pepinemab, in Alzheimer’s disease and cancer and for working capital and other general corporate purposes.

The Purchase Agreement prohibits the Company, until January 1, 2024, from issuing, agreeing to issue, or announcing the issuance or proposed issuance of any Shares or common stock equivalents, other than (i) equity awards granted pursuant to an equity incentive plan, (ii) upon the exercise of Warrants or the exercise, exchange, or conversion of other securities outstanding on September 28, 2023, (iii) sales to employees, directors, consultants, or their affiliated entities in the ordinary course of business or pursuant to or in connection with commitments in place as of September 28, 2023, (iv) pursuant to acquisitions, joint ventures, strategic alliances, or other strategic transactions approved by the Company’s Board of Directors, and (v) the issuance of warrants to purchase Shares, or Shares underlying such warrants, to purchasers of Common Stock in private placements conducted by the Company between July 30, 2023 and September 27, 2023. The Purchase Agreement also prohibits the Company, until January 1, 2024, from filing any registration statement or amendment or supplement thereto, subject to certain exceptions. In addition, pursuant to the Purchase Agreement, the Company’s executive officers and directors and beneficial owners of 5% or more of the Company’s outstanding Common Stock entered into customary lock-up agreements pursuant to which they agreed until December 2, 2023 not to sell or transfer any shares of Common Stock beneficially owned by them or securities that are convertible into, or exchangeable or exercisable for, shares of Common Stock, subject to certain exceptions.

A.G.P./Alliance Global Partners (“A.G.P.”) acted as the exclusive placement agent for the Offering on a reasonable best efforts basis pursuant to the terms of a placement agency agreement entered into between the Company and A.G.P. on September 28, 2023 (the “Placement Agency Agreement”). The Company agreed to pay A.G.P. an aggregate fee of 7.0% of the aggregate gross proceeds received in the Offering and to reimburse A.G.P. for up to $75,000 for A.G.P.’s legal fees and up to 1.0% of the aggregate gross proceeds of the offering for non-accountable fees and expenses, except that the Company agreed to pay an aggregate fee of 2.0% of the gross proceeds received from sales to the Related Parties and the parties agreed that A.G.P. will not be paid for non-accountable expenses with respect to such sales.

The descriptions of the terms and conditions of the Placement Agency Agreement, the form of Pre-Funded Warrant, the form of Warrant, and the form of Purchase Agreement are qualified by reference to the full text of such documents, which are attached hereto as Exhibits 1.1, 4.1, 4.2 and 10.1, respectively.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

1.1	Placement Agency Agreement, dated as of September 28, 2023, by and between Vaccinex, Inc. and A.G.P./Alliance Global Partners.

4.1	Form of Pre-Funded Warrant.

4.2	Form of Common Stock Warrant.

10.1	Form of Securities Purchase Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINEX, INC.

Date: October 4, 2023	By:	/s/ Scott E. Royer
Scott E. Royer
Chief Financial Officer